                                                                EXHIBIT 10.12


                           METLIFE POLICYHOLDER TRUST
                                   AGREEMENT

                                  BY AND AMONG

                      METROPOLITAN LIFE INSURANCE COMPANY

                                      AND

                                 METLIFE, INC.

                                      AND

                            WILMINGTON TRUST COMPANY

                                      AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                          DATED AS OF NOVEMBER 3, 1999

                               TABLE OF CONTENTS

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                                                                    PAGE
                                                                    ----
  1.  Definitions.................................................    1
  2.  Deposit of Trust Shares.....................................    3
      2.1   Issuance of Trust Shares..............................    3
      2.2   Trustee Owner of Trust Shares.........................    3
      2.3   Costs and Expenses of the Trustee and Custodian.......    3
      2.4   Filing of Agreements..................................    3
  3.  Interests...................................................    4
      3.1   Trust Shares..........................................    4
      3.2   Interests Held by Custodian...........................    4
      3.3   Custodian Sole Holder of Interests....................    4
      3.4   Joint Trust Beneficiaries.............................    4
      3.5   Act of Trust Beneficiaries............................    4
  4.  Transfers...................................................    5
      4.1   No Transfers Except As Provided Herein................    5
      4.2   Permitted Transfers...................................    5
  5.  Purchase, Sale and Withdrawal Elections.....................    5
      5.1   Procedures for Purchase and Sale Elections............    5
      5.2   Purchase Elections....................................    5
      5.3   Sale Elections........................................    6
      5.4   Withdrawal Elections..................................    6
      5.5   Notices of Purchase, Sale and Withdrawal Elections....    7
      5.6   Stock Splits, etc. ...................................    7
      5.7   Tender and Exchange Offers............................    7
      5.8   Receipt of Trust Shares...............................    8
      5.9   Program Agent.........................................    8
      5.10  Beneficiary Statements................................    8
      5.11  Offering for Trust Beneficiaries......................    8
  6.  Powers and Duties of the Trustee............................    9
      6.1   Limits on Trustee's Powers............................    9
      6.2   Execution by Trustee..................................    9
      6.3   Voting................................................    9
      6.4   Sales.................................................   11
      6.5   Tax Returns and Reports...............................   11
      6.6   Reporting and Other Informational Requirements........   12
      6.7   Mailings of Proxy and Other Materials.................   12
      6.8   Registration under the Exchange Act...................   12
  7.  Dividends and Distributions; Receipt of Other Property......   12
      7.1   Dividends and Distributions...........................   12
      7.2   Cash..................................................   12
      7.3   Stock.................................................   13
      7.4   Other Property........................................   13
      7.5   Stock Splits, etc. ...................................   13
      7.6   Distribution of Trust Shares in Certain
            Circumstances.........................................   13
  8.  The Trustee.................................................   13
      8.1   Qualifications of Trustee.............................   13
      8.2   Expenses..............................................   13
      8.3   Compensation..........................................   14
      8.4   Resignation and Removal of Trustee; Appointment of
            Successor Trustee.....................................   14
      8.5   Acceptance of Appointment by Successor................   14
      8.6   Merger, Conversion, Consolidation or Succession to
            Business..............................................   14
      8.7   Collection of Claims by Trust.........................   14
      8.8   Interests of the Trustee..............................   15
      8.9   Liability of the Trustee..............................   15
      8.10  Appointment of Separate or Co-Trustee.................   15
  9.  The Custodian...............................................   15
      9.1   Initial Custodian.....................................   15
      9.2   Resignation and Removal of Custodian; Appointment of
            Successor Custodian...................................   16
      9.3   Acceptance of Appointment by Successor................   16
      9.4   Transfer of Material..................................   16
      9.5   Compensation; Expenses................................   16
      9.6   Duties................................................   16
 10.  Grantor Trust...............................................   17

                                            MetLife Policyholder Trust Agreement

                                        i
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
                                                                    PAGE
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
 11.  Effective Date and Termination..............................   17
      11.1   Effective Date.......................................   17
      11.2   Termination upon Distribution of Trust Shares........   17
      11.3   Early Termination....................................   17
      11.4   Actions of Trustee upon a Termination Event or an
             Early Termination Event..............................   17
      11.5   Holding Company's Right to Purchase Shares...........   18
      11.6   Termination..........................................   18
      11.7   Rule Against Perpetuities............................   18
 12.  Merger or Consolidation of Holding Company..................   18
      12.1   Holding Company May Consolidate or Merge Only on
             Certain Terms........................................   18
      12.2   Successor Corporation Substituted....................   19
 13.  Amendment...................................................   19
      13.1   Amendments Not Requiring Consent of the Trust
             Beneficiaries........................................   19
      13.2   Amendments Requiring Consent of the Trust
             Beneficiaries........................................   19
      13.3   Conditions to Amendment of Agreement.................   19
      13.4   Trustee and Custodian Not Required to Enter into Any
             Amendments...........................................   20
      13.5   Amendments to Trust Record Keeping Services
             Agreement............................................   20
 14.  Accounting..................................................   20
      14.1   Accounting...........................................   20
      14.2   Lost Trust Beneficiaries.............................   20
 15.  Minors or Incapable Persons.................................   20
      15.1   Payments to Minors or Incapable Persons..............   20
      15.2   Payments and Distributions...........................   20
 16.  Miscellaneous...............................................   20
      16.1   Successors...........................................   20
      16.2   No Punitive Damages..................................   20
      16.3   Payment of Costs for Frivolous Claims................   21
      16.4   Representation of Lost Trust Beneficiaries and Trust
             Beneficiaries Under a Disability.....................   21
      16.5   Notices..............................................   21
      16.6   Mailing to Trust Beneficiaries.......................   22
      16.7   Governing Law........................................   22
      16.8   Counterparts.........................................   22
      16.9   Entire Agreement.....................................   22

                                            MetLife Policyholder Trust Agreement

                      METLIFE POLICYHOLDER TRUST AGREEMENT

     This Policyholder Trust Agreement, dated as of November 3, 1999, is made and entered into by and among Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York, MetLife, Inc., a Delaware corporation, ChaseMellon Shareholder Services, L.L.C., a limited liability company organized under the laws of New Jersey, as custodian of the Interests under this Agreement, and Wilmington Trust Company, a Delaware banking company. Capitalized terms used in this Agreement are defined in Section 1.

                             W I T N E S S E T H :

     WHEREAS, this Agreement is made and entered into to establish the Trust for the exclusive benefit of Trust Beneficiaries in connection with the reorganization of the Company from a mutual life insurance company into a stock life insurance company pursuant to Section 7312 of the New York Insurance Law and a Plan of Reorganization as adopted by the Board of Directors of the Company on September 28, 1999 (as such Plan may be amended pursuant to its terms or Section 7312 of the New York Insurance Law); and

     WHEREAS, the Plan provides that a trust shall be established under this Agreement to hold shares of Common Stock to be received in exchange for Company Common Stock allocated under the Plan to Trust Eligible Policyholders.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

     "Act" means the act of a Trust Beneficiary as described in Section 3.5(a).

     "Actuarial Contribution" means the contribution of certain participating policies to the Company's surplus, as calculated according to the principles, assumptions and methodologies set forth in the Plan and the Actuarial Contribution Memorandum.

     "Actuarial Contribution Memorandum" means the memorandum, attached to the Plan as Schedule 4, that sets forth the principles, assumptions and methodologies for the calculation of the Actuarial Contributions of qualifying policies under the Plan.

     "Agreement" means this MetLife Policyholder Trust Agreement, as amended in accordance with Section 13. This Agreement establishes and governs the operation of the Trust.

     "Beneficiary Consent Matter" means any matter presented to the stockholders of the Holding Company of the nature identified in Sections 6.3(b)(i), (ii) and
(iv) and, prior to the first anniversary of the Plan Effective Date, Section 6.3(b)(iii) for which the Custodian is required to request voting instructions from the Trust Beneficiaries pursuant to Section 6.3(c).

     "Broker-Dealer Affiliate" means any affiliate of the Program Agent or a service organization acting on its behalf, that is (a) registered as a broker-dealer under the Exchange Act or (b) a "bank" (within the meaning of such term in Section 3(a)(6) of the Exchange Act) that is excluded from the definition of "broker" under Sections 3(a)(4) and 15(a) of the Exchange Act. "Broker-Dealer Affiliate" may also include the Program Agent itself if it meets these requirements. Some of the activities described in the Purchase and Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws. The initial Broker-Dealer Affiliate will be ChaseMellon Financial Services L.L.C.

     "ChaseMellon" means ChaseMellon Shareholder Services, L.L.C., a limited liability company organized under the laws of New Jersey.

     "Common Stock" means the common stock, par value $.01 per share, of the Holding Company.

     "Company" means Metropolitan Life Insurance Company, a mutual life insurance company organized under the laws of the State of New York, to be reorganized as a stock life insurance company under the Plan.

     "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Contesting Stockholder" means a stockholder of the Holding Company that has, pursuant to the Holding Company's By-Laws and applicable law, given timely notice of the stockholder's proposal to (i) nominate one or more candidates or a slate of candidates for election as directors of the Holding Company in opposition to a nominee of the Holding Company's board of directors for election of directors, (ii) oppose one or more nominees of the Holding Company's board of directors, (iii) remove one or more directors of the Holding Company for cause, or (iv) nominate

                                            MetLife Policyholder Trust Agreement
one or more candidates for election as directors of the Holding Company to fill the vacancy or vacancies resulting from the removal of one or more directors by the Holding Company's stockholders.

     "Custodian" means the custodian that will be the record holder of the Trust Interests. The initial Custodian will be ChaseMellon.

     "Early Termination Event" means an event specified in Section 11.3.

     "Eligible Policyholder" means a Person who is, or, collectively, the Persons who are, the owners on the date that the Plan is adopted by the Company's board of directors of a policy that is in force on such date. The Company and any corporation in which the Company, directly or indirectly, holds a majority of the outstanding shares entitled to vote in the election of directors shall not be Eligible Policyholders with respect to any policy that entitles the policyholder to receive consideration, unless the consideration is to be utilized in whole or part for a plan or program funded by that policy for the benefit of participants or employees who have coverage under that plan or program.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holding Company" means MetLife, Inc., a Delaware corporation, which is the company organized to become the holding company of the Company on the Plan Effective Date.

     "Indemnified Party" means the Trustee and any affiliate, director, officer, employee, agent or advisor of the Trustee which the Holding Company is required to indemnify under Section 8.9(b).

     "Interest" means an undivided fractional interest in the Trust Shares and other assets of the Trust beneficially owned by a Trust Beneficiary through the Custodian. An Interest entitles the Trust Beneficiary to certain rights, including the right to: (i) receive dividends distributed upon Trust Shares;
(ii) have Trust Shares withdrawn from the Trust to be sold for cash through the Purchase and Sale Program; (iii) deposit in the Trust additional shares of Common Stock purchased through the Purchase and Sale Program; (iv) elect to withdraw Trust Shares after the first anniversary of the Plan Effective Date; and (v) instruct the Trustee to vote the Trust Shares on certain matters; each as further described in and limited by the terms of this Agreement.

     "IPO" means the initial public offering of Common Stock.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Person" means an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government (including its departments or agencies).

     "Plan" means the Plan of Reorganization of the Company, adopted by the Company's board of directors on September 28, 1999, including all Exhibits and Schedules to the Plan, as it may be amended from time to time. Under the Plan, the Company will convert from a mutual life insurance company to a stock life insurance company.

     "Plan Effective Date" means the effective date of the Plan, when, among other things, the Company will become a stock life insurance company and wholly-owned subsidiary of the Holding Company. The Plan Effective Date will be determined pursuant to Section 5.2(b) of the Plan.

     "Program Agent" means the program agent for the Purchase and Sale Program, as may be appointed from time to time by the Holding Company. For purposes of this Trust Agreement, "Program Agent" shall include any affiliate of the Program Agent or service organization acting on its behalf. The initial Program Agent will be ChaseMellon. Some of the activities described in the Purchase and Sale Program Procedures will be performed by the Broker-Dealer Affiliate in order to meet regulatory requirements under the federal securities laws.

     "Purchase and Sale Program" means the program permitting Trust Beneficiaries to purchase additional shares of Common Stock to be held by the Trust or to have Trust Shares withdrawn for sale, in each case without the payment of commissions or other fees. The Purchase and Sale Program will be conducted pursuant to the Purchase and Sale Program Procedures.

     "Purchase and Sale Program Procedures" means the Purchase and Sale Program Procedures attached to the Plan as Exhibit J, as such may be amended from time to time pursuant to Section 10.5 of the Plan.

     "Purchase Election" means an election made by a Trust Beneficiary to purchase, without the payment of commissions or other fees, additional shares of Common Stock to be deposited in the Trust and allocated to the Trust Beneficiary in accordance with the Purchase and Sale Program Procedures and Section 5.2.

     "Reorganization" means the conversion of the Company from a mutual life insurance company to a stock life insurance company under Section 7312 of the New York Insurance Law.

                                            MetLife Policyholder Trust Agreement

     "Sale Election" means an election by a Trust Beneficiary to have Trust Shares equal in number to its Interests withdrawn and sold, without the payment of commissions or other fees, through the Purchase and Sale Program in accordance with the Purchase and Sale Program Procedures and Section 5.3.

     "Superintendent" means the Superintendent of Insurance of the State of New York, or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the Company's insurance business under applicable law.

     "Termination Event" means an event specified in Section 11.2, the occurrence of which will cause the termination of the Trust.

     "Trust" means the MetLife Policyholder Trust established under this Agreement to hold the Trust Shares for the exclusive benefit of the Trust Beneficiaries.

     "Trust Beneficiary" means any Person that beneficially owns an Interest in the Trust, as shown on the records of the Custodian.

     "Trust Eligible Policyholder" means any Eligible Policyholder that, under the Plan, will receive consideration in the form of Company Common Stock, to be exchanged for an equal number of shares of Common Stock (to be held in the Trust) on the Plan Effective Date.

     "Trust Record Keeping Services Agreement" means the Service Agreement for Transfer Agent Services and Trust Record Keeping Services by and between the Holding Company and ChaseMellon as such may be amended from time to time pursuant to Section 13.5, and any other agreement between the Holding Company and any Custodian or successor Custodian relating to Trust record keeping services.

     "Trust Shares" means the shares of Common Stock held from time to time by the Trust under this Agreement and any shares of common stock issued in exchange for Common Stock in connection with a merger, consolidation or recapitalization of the Holding Company and held in the Trust as contemplated in Section 7.4.

     "Trustee" means the trustee of the Trust. The initial Trustee will be Wilmington Trust Company.

     "Withdrawal Election" means an election by a Trust Beneficiary to receive in exchange for all, but not less than all, of its Interests on the date of such election, an equal number of Trust Shares in accordance with Section 5.4.

2. Deposit of Trust Shares.

     2.1 Issuance of Trust Shares.  (a) On the Plan Effective Date:

          (i) the Trust shall be established under the terms of this Agreement;

          (ii) the Company shall issue shares of Company Common Stock to the Trust in accordance with Section 5.2(e) of the Plan; and

          (iii) the Trustee shall exchange those shares of Company Common Stock for an equal number of shares of Common Stock (to be deposited in the Trust together with any rights issued on the Plan Effective Date in connection with any stockholder rights plan adopted by the Holding Company).

     (b) Shares of Common Stock issued to the Trust shall be issued in book-entry form as uncertificated shares to the extent permitted by law.

     (c) The Holding Company shall provide notice to the Trustee of the Plan Effective Date as soon as practicable after such date has been determined.

     2.2 Trustee Owner of Trust Shares. Except to the extent expressly provided in this Agreement, the Trustee on behalf of the Trust shall be considered the sole owner or holder of the Trust Shares for all purposes, including, but not limited to, the payment of dividends on the Trust Shares and the giving of any vote, assent or consent as owner of the Trust Shares. The Trust Beneficiaries shall not have legal title to any part of the assets of the Trust. Legal title to the Trust Shares and all other assets of the Trust shall be vested in the Trust.

     2.3 Costs and Expenses of the Trustee and Custodian. Subject to Section 6.3, the Holding Company shall pay, or reimburse directly each of the Trustee and Custodian for, all costs and expenses relating to the Trust, in the case of the Trustee, and relating to the holding of Interests, in the case of the Custodian, including, but not limited to, the fees and expenses of the Trustee and Custodian as provided in Sections 8 and 9.

     2.4 Filing of Agreements. The Trustee shall file copies of this Agreement with appropriate governmental entities to the extent required under applicable law, as instructed by the Holding Company.

                                            MetLife Policyholder Trust Agreement

3. Interests.

     3.1 Trust Shares. (a) On or before the earlier of (i) 75 days after the adoption of the amended and restated Plan incorporating the Actuarial Contribution Memorandum by the Company's board of directors pursuant to the Plan or (ii) 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Company shall deliver to the Custodian a computerized file showing the Actuarial Contribution of each Qualifying Policy. The Custodian shall calculate, on behalf of the Company, the number of shares of Company Common Stock to be allocated to each Trust Eligible Policyholder based on the Actuarial Contributions of all Qualifying Policies owned by such Trust Eligible Policyholder and the provisions of Article VII of the Plan, provided, however, that the Company shall be responsible to the Trust Beneficiaries for any calculations made by the Custodian.

     (b) As of the Plan Effective Date, each Trust Eligible Policyholder shall be allocated a number of Interests equal to the number of shares of Company Common Stock allocated to it.

     (c) Beginning no later than 120 days after the adoption of the amended and restated Plan incorporating the Actuarial Contribution Memorandum by the Company's board of directors pursuant to the Plan and completed by no later than 14 days prior to the Plan Effective Date (unless the Superintendent approves later dates), the Custodian shall mail to each Trust Eligible Policyholder a notice indicating the number of Interests to be allocated to the Trust Eligible Policyholder. This notice shall include an explanation of the rules applicable to permitted transfers of the Interests, a summary of the Purchase and Sale Program Procedures and an explanation of the voting rights of the Trust Beneficiaries, unless such information has previously been provided to the Trust Beneficiaries, together with such other information as the Holding Company may direct. A Trust Eligible Policyholder will be able to obtain information concerning the number of Interests to be allocated to such Trust Eligible Policyholder through the telephone number, and beginning on the date, established pursuant to and identified in the mailing described in Section 5.5(b) of the Plan.

     (d) If the Holding Company shall change the number, designation or any other characteristic of the Common Stock, the Interests held by the Trust Beneficiaries shall be deemed to be changed accordingly so that the outstanding Interests shall at all times correspond with the Trust Shares held pursuant to this Agreement.

     3.2 Interests Held by Custodian. The Interests shall be held on behalf of the Trust Beneficiaries by the Custodian. The Custodian shall keep correct books of account of all transactions relating to the Interests, including a list containing the name and address of each Trust Beneficiary and the Trust Beneficiary's Interests. The Custodian shall promptly record all transactions relating to the Interests, including any adjustments to the Interests in accordance with this Agreement. Each of the Trustee and the Custodian, as the case may be, shall promptly deliver to the other copies of all notices received from any Trust Beneficiary pursuant to this Agreement. The Trustee shall have the right to inspect the records of the Custodian relating to the Interests upon reasonable notice during reasonable business hours and, at the Holding Company's expense, to receive copies of those records.

     3.3 Custodian Sole Holder of Interests. Except as expressly provided in this Agreement, the Trustee may treat the Custodian as the sole holder of record of the Interests for purposes of receiving distributions on the Interests and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the Interests on the part of any Person, whether or not the Trustee shall have actual or other notice of the claim or interest. Absent manifest error, ownership of each Trust Beneficiary's Interests shall be as shown on, and the transfer of the ownership will be effected only through, records maintained by the Custodian in accordance with this Agreement, the Trust Record Keeping Services Agreement and the Custodian's customary practices.

     3.4 Joint Trust Beneficiaries. If multiple Persons constitute a single Trust Beneficiary, payments made to such Trust Beneficiary pursuant to this Agreement shall be distributed by the Custodian jointly to or on behalf of those Persons in accordance with the Custodian's customary practices.

     3.5 Act of Trust Beneficiaries. (a) Any request, demand, authorization, direction, notice, consent, assent, waiver or other action provided by this Agreement to be given or taken by any Trust Beneficiary may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Trust Beneficiary in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Custodian, the Program Agent or the Holding Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Trust Beneficiary signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Custodian, the Program Agent and the Holding Company, if made in the manner provided in this Section 3.5.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to

                                            MetLife Policyholder Trust Agreement
take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to that Person the execution thereof or by other instruments or certificates utilized by the Custodian in its customary practices. Where such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership (or a Person having similar authority in any other entity), such certificate or affidavit shall also constitute sufficient proof of that Person's authority.

     (c) Notwithstanding the foregoing, each of the Trustee, the Custodian, the Program Agent or the Holding Company may, but shall not be required to, accept any request, demand, authorization, direction, notice, consent, assent, waiver or other action provided by this Agreement in any other form, which shall become effective upon acceptance.

4. Transfers.

     4.1 No Transfers Except As Provided Herein. Except as otherwise provided in this Agreement, no Trust Beneficiary shall have any right whatsoever to sell, assign, transfer, encumber or grant any option or any other interest in, the Trust Beneficiary's Interests to, or in favor of, any other Person. Any sale, assignment, transfer, encumbrance or grant that is not made in accordance with the provisions of this Agreement shall be null and void and shall not be binding on the Trustee, the Custodian or the Holding Company.

     4.2 Permitted Transfers.  Interests may be transferred:

          (a) from the estate of a deceased Trust Beneficiary to one or more beneficiaries taking by operation of law or pursuant to testamentary succession;

          (b) to (i) the spouse or issue of a Trust Beneficiary, (ii) an entity selected by a Trust Beneficiary, provided that transfers to such entity are deductible for Federal income, gift and estate tax purposes under Sections 170, 2055 and 2522 of the Internal Revenue Code of 1986, as amended, or
     (iii) a trust established for the exclusive benefit of one or more of (x) Trust Beneficiaries, (y) individuals described in clause (i) of this
     Section 4.2(b) or (z) entities described in clause (ii) of this Section 4.2(b);

          (c) to a trust established to hold Interests on behalf of an employee benefit plan;

          (d) if the Trust Beneficiary is not a natural person, by operation of law to the surviving entity upon the merger or consolidation of the Trust Beneficiary into another entity, to the purchaser of substantially all the assets of the Trust Beneficiary or to the appropriate Persons upon the dissolution, termination or winding up of the Trust Beneficiary;

          (e) by operation of law as a consequence of the bankruptcy or insolvency of a Trust Beneficiary or the granting of relief to the Trust Beneficiary under the Federal bankruptcy laws; or

          (f) from a trust holding an insurance policy or annuity contract on behalf of the insured Person under the policy or contract to those Persons to whom Interests are required to be so transferred pursuant to the terms of that trust.

     Except for a transfer pursuant to Section 4.2(a), no transfer by a Trust Beneficiary of only a part of its Interests that is otherwise permitted by this
Section 4.2 shall be given effect, however, if it would result in a transferee owning other than a whole number of Interests. The Custodian shall record on its records in accordance with customary practices any transfer of Interests by a Trust Beneficiary to a Person to whom a transfer permitted by this Section 4.2 is made following receipt by the Custodian of a written notice of the transfer, together with any supporting documentation reasonably required by, and in form and substance reasonably satisfactory to, the Custodian. All questions regarding the validity of any transfer shall be determined by the Custodian in good faith. A transfer shall only become effective when it has been recorded by the Custodian on its records in accordance with its customary practices.

5. Purchase, Sale and Withdrawal Elections.

     5.1 Procedures for Purchase and Sale Elections. Purchase Elections and Sale Elections shall be subject to the Plan, this Agreement and the Purchase and Sale Program Procedures.

     5.2 Purchase Elections. (a) Subject to certain restrictions in the Purchase and Sale Program Procedures, beginning on the first trading day following the 90th day after the Plan Effective Date, and lasting until the termination of the Trust, each Trust Beneficiary holding a number of Interests that is less than 1,000 may make a Purchase Election and instruct the Broker-Dealer Affiliate to arrange for the purchase, in accordance with the Purchase and Sale Program Procedures, of additional shares of Common Stock to be deposited in the Trust and allocated to the Trust Beneficiary. The Purchase Election is subject to the limitation that the Trust Beneficiary may hold, after the purchase through the Purchase and Sale Program and allocation of an equal number of Interests to the Trust Beneficiary, no more than 1,000 Interests. Any Trust Beneficiary making a Purchase Election shall be required to deliver funds for this purchase in an amount of at least $250 (or such lesser amount as may be required to purchase, at the closing price of the Common Stock on the trading day immediately prior to the mailing of such funds, a number of shares that

                                            MetLife Policyholder Trust Agreement
would cause it to hold the 1,000 maximum number of Interests described above). Subject to the limitations on numbers of shares and size of a transaction set forth herein, there are no other limitations on the number of times a Trust Beneficiary may make a Purchase Election. Trust Beneficiaries making a Purchase Election shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (b) Following receipt of a valid Purchase Election notice and adequate funds from a Trust Beneficiary, the Broker-Dealer Affiliate shall purchase shares of Common Stock in accordance with the Purchase and Sale Program Procedures. The shares purchased through the Purchase and Sale Program shall be delivered by the Broker-Dealer Affiliate to the Trustee, deposited in the Trust and held by the Trustee subject to all of the terms and conditions of this Agreement to the same extent as if originally deposited hereunder. The Interests of any Trust Beneficiary making a Purchase Election shall be increased to reflect the Purchase Election. As soon as practicable after the deposit in the Trust pursuant to a Purchase Election, but no later than 4 days following such deposit, the Custodian shall provide a written statement to the Trust Beneficiary indicating the number of the Trust Beneficiary's Interests.

     5.3 Sale Elections. (a) Subject to certain restrictions in the Purchase and Sale Program Procedures, including, but not limited to, the limitations set forth in Section 5.3(c), beginning on the later of (i) the termination of any stabilization arrangements and trading restrictions in connection with the IPO or (ii) the closing of all underwriters' over-allotment options that have been exercised and the expiration of all unexercised options in connection with the IPO, each Trust Beneficiary may, until the termination of the Trust, make a Sale Election and instruct the Program Agent to arrange for the withdrawal of Trust Shares in respect of the Trust Beneficiary's Interests for sale through the Purchase and Sale Program.

     (b) Following the Trustee's receipt of notice from the Program Agent that a Trust Beneficiary has made a valid Sale Election, the Trustee shall withdraw and deliver to the Broker-Dealer Affiliate that number of Trust Shares specified in such notice to be sold by the Broker-Dealer Affiliate through the Purchase and Sale Program in accordance with the Purchase and Sale Program Procedures. Proceeds of such sale shall be delivered by the Broker-Dealer Affiliate to the Custodian, and the Custodian shall distribute those proceeds, net of any withholding taxes required by law, to the Trust Beneficiary. The Interests of any Trust Beneficiary making a Sale Election shall be reduced to reflect the withdrawal and sale of shares of Common Stock pursuant to the Sale Election. As soon as reasonably practicable after the sale pursuant to a Sale Election, but no later than 4 trading days following such sale, the Custodian shall provide a written statement to the Trust Beneficiary indicating the number of such Trust Beneficiary's Interests following completion of such sale. Trust Beneficiaries making a Sale Election shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (c) The following limitations will apply to Sale Elections made pursuant to this Section 5.3:

          (i) If a Trust Beneficiary holds 199 or fewer Interests, all of its Interests must be withdrawn for sale. The Trust Beneficiary will not be permitted to make partial withdrawals for sale.

          (ii) If a Trust Beneficiary holds more than 199 Interests, full or partial withdrawals for sale may be made. However, partial withdrawals for sale may only be in 100-share increments (for example, 200 shares may be withdrawn for sale, but not 250). Following any partial withdrawal for sale, the Trust Beneficiary must still hold at least 100 Interests. If a Trust Beneficiary will hold less than 100 Interests after the partial withdrawal for sale, a full withdrawal for sale must be made.

          (iii) For the first 300 days following the Plan Effective Date, a Trust Beneficiary holding more than 25,000 Interests will be subject to the volume limitations set forth in the Purchase and Sale Program Procedures. After the first 300 days, these limitations will no longer apply and withdrawals for sale may be made as otherwise permitted by these rules.

Subject to the limitations on numbers of shares and size of a transaction set forth herein, there are no other limitations on the number of times a Trust Beneficiary may make a sale election.

     5.4 Withdrawal Elections. (a) Subject to certain restrictions in the Purchase and Sale Program Procedures, beginning on the first anniversary of the Plan Effective Date and lasting until the termination of the Trust, each Trust Beneficiary may make a Withdrawal Election and instruct the Custodian to arrange for the Trust Beneficiary to receive in exchange for all, but not less than all, of its Interests on the date of such election an equal number of Trust Shares. The Interests of any Trust Beneficiary making a Withdrawal Election shall be reduced to zero to reflect the Withdrawal Election.

     (b) Promptly following receipt of notice of a valid Withdrawal Election from a Trust Beneficiary, the Custodian shall notify the Trustee and the Holding Company or the transfer agent for the Common Stock in writing or electronically of the name of the Trust Beneficiary making a Withdrawal Election and the number of Trust Shares allocated to the Trust Beneficiary. The Trustee shall withdraw such number of Trust Shares, and the Trustee, the Custodian and the Holding Company shall take such further actions as are necessary to complete the transfer to the

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

Trust Beneficiary of such number of Trust Shares and cause the transfer to be noted in the ledger of the Holding Company. Any Trust Beneficiary making a Withdrawal Election shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

     (c) Unless a Trust Beneficiary making a Withdrawal Election shall have requested to receive a certificate, the shares shall be issued in the name of such Trust Beneficiary in book entry form as uncertificated shares to the extent permitted by law. In lieu of fractional shares, there shall be paid to the Trust Beneficiary with regard to such fraction of shares which would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share. The current market value shall be equal to the average of the high and low prices on the trading day immediately preceding the day a Withdrawal Election is received from the Trust Beneficiary. The Custodian shall obtain the funds required to pay such amounts by arranging, through the Program Agent, for the sale of the fractional shares in the open market or to the Holding Company. Such Trust Beneficiary shall not be required to pay any brokerage commissions, mailing charges, registration fees or other administrative or similar expenses related to the sale of fractional Trust Shares. Any Trust Shares withdrawn in accordance with this Section 5.4 shall cease upon withdrawal to be subject to the terms and conditions of this Agreement.

     (d) As soon as reasonably practicable after a transfer pursuant to a Withdrawal Election, but no later than 10 days following such transfer, the Custodian shall provide written notice to the Trust Beneficiary that the Trust Beneficiary shall have ceased to be the owner of any Interests as of the date of the Withdrawal Election.

     5.5 Notices of Purchase, Sale and Withdrawal Elections. Beginning with the commencement of the Purchase and Sale Program and lasting until the termination of the Trust, the Custodian shall, at least annually, at the direction, and on behalf, of the Holding Company provide each Trust Beneficiary with notice, in a form supplied by the Holding Company, of the right of any Trust Beneficiary to make a Purchase Election, a Sale Election and a Withdrawal Election. The notice shall include the number of the Trust Beneficiary's Interests on the date of notice, instructions on how to obtain additional information and necessary documents relating to exercise of Purchase Elections, Sale Elections and Withdrawal Elections, information regarding restrictions on transfer of Interests and amendments to this Agreement, if any, and such other information as may be required by applicable law. The notice that will be mailed on approximately the first anniversary of the Plan Effective Date shall describe the change in the voting rights of Trust Beneficiaries under the Plan. The notice shall be mailed to the address of each Trust Beneficiary as it appears on the records of the Custodian and may be mailed together with any other communication or mailing provided to the Trust Beneficiaries under this Agreement or the Plan or required under applicable law. Notice of the Trust Beneficiaries' right to make such elections shall also be given by the Holding Company, at its expense, by publication within 30 days after the date of each periodic notice provided for above, in three newspapers of general circulation, one in New York County and two in other cities approved by the Superintendent, and by posting such notice on the Company's internet website for at least three months commencing on the date of any such periodic notice.

     5.6 Stock Splits, etc. The limitations on the number of shares to be purchased or sold in the Purchase and Sale Program set forth in this Section 5 and the Purchase and Sale Program Procedures shall be ratably adjusted to reflect any stock split or reclassification of outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock.

     5.7 Tender and Exchange Offers. (a) If any Person makes a tender or exchange offer, including any counteroffer to a tender or exchange offer, for the Trust Shares, the Custodian shall mail all materials received by the Trustee, the Custodian or the Holding Company relating to the offer to all Trust Beneficiaries subject to the offer as of the record date for the offer to the address of each Trust Beneficiary as it appears on the records of the Custodian, as soon as reasonably practicable after receiving such materials. The Custodian shall not be required to mail the materials until the Custodian has received sufficient quantities of the materials to be mailed to all such Trust Beneficiaries and payment covering all of its fees and expenses for the mailing from the Person that has made the tender or exchange offer.

     (b) The Custodian shall request instructions from each Trust Beneficiary subject to the offer as to whether to tender or exchange a number of Trust Shares equal to the number of Interests held by the Trust Beneficiary in accordance with the terms of any tender or exchange offer, including any counteroffer to a tender or exchange offer. Upon receipt of any such instructions, the Custodian shall deliver to the Trustee a summary of the instructions received from the Trust Beneficiaries. For each Trust Beneficiary that elects to tender or exchange a number of Trust Shares, the Trustee shall withdraw and deliver to the Program Agent that number of Trust Shares in liquidation of an equal number of that Trust Beneficiary's Interests, together with instructions regarding the withdrawn Common Stock. The Interests of each Trust Beneficiary that elected to tender or exchange Trust Shares shall be reduced to reflect such withdrawal and tender or exchange. The Program Agent shall follow the instructions of the Trust Beneficiary regarding the withdrawn Common Stock.

     (c) If the withdrawn Common Stock is not tendered or exchanged in accordance with the terms of the offer or counteroffer, the Program Agent shall deliver such Common Stock to the Trustee. The Trustee shall deposit such

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

Common Stock in the Trust and hold such Common Stock for the benefit of the Trust Beneficiary subject to all of the terms and conditions of this Agreement. The Interests of any Trust Beneficiary whose shares were withdrawn following the election to tender or exchange Trust Shares shall be increased to reflect such deposit.

     (d) A Trust Beneficiary may, by delivering written notice to the Custodian, revoke any instructions it previously gave in connection with any tender or exchange offer, including any counteroffer to a tender or exchange offer, and may elect to tender or exchange Trust Shares in accordance with any other tender offer or exchange offer to the extent that the Program Agent may withdraw previously tendered Common Stock under the terms of the offer. Any instructions or revocations delivered to the Custodian under this Section 5.7 must be given in writing on a form specified by the Custodian. The instructions shall not be effective unless they are received by the Custodian at least three business days prior to the date the related action is required to be taken under the terms of the tender or exchange offer.

     (e) The Custodian shall promptly distribute proceeds received pursuant to any tender or exchange offer, including any counteroffer to a tender or exchange offer, to the Trust Beneficiary on behalf of whom Common Stock was tendered or exchanged, together with a written statement indicating the number of such Trust Beneficiary's Interests following completion of such tender or exchange offer. Except in accordance with the instructions received from Trust Beneficiaries as set forth in this Section 5.7, the Trustee shall not tender any Trust Shares into a tender or exchange offer.

     5.8 Receipt of Trust Shares. If a Trust Beneficiary receives a distribution of Trust Shares, or Trust Shares are withdrawn pursuant to a Withdrawal Election, withdrawn and sold pursuant to a Sale Election or withdrawn pursuant to Section 5.7, 5.11 or 6.3(g), the Trust Beneficiary shall be treated for purposes of this Agreement and for all relevant tax purposes as having received the same Trust Shares as were deposited in the Trust for the benefit of the Trust Beneficiary.

     5.9 Program Agent. The Holding Company may appoint a successor Program Agent or remove any Program Agent, subject to any agreement between the Holding Company and the Program Agent. The Holding Company shall promptly provide notice of any such appointment or removal to the Trustee and the Custodian. If any such appointment or removal is made prior to the first anniversary of the Plan Effective Date, the Holding Company shall promptly provide notice to the Superintendent.

     5.10 Beneficiary Statements. The statements provided to Trust Beneficiaries following Purchase Elections and Sale Elections shall be accompanied by instructions as to how Trust Beneficiaries may notify the Custodian of any discrepancies or errors with respect to such statements. The Custodian shall use reasonable efforts to resolve any errors and discrepancies with each Trust Beneficiary who has notified the Custodian of an error or discrepancy promptly after the statement has been received. The information contained in any such statement shall be binding with respect to a Trust Beneficiary if the Trust Beneficiary has not notified the Custodian of any errors or discrepancies within one year from the date of mailing of such statement.

     5.11 Offering for Trust Beneficiaries. (a) If the Holding Company determines at any time to offer to one or more Trust Beneficiaries the opportunity to include the Trust Shares allocated to the Trust Beneficiary in an underwritten public offering of the Holding Company's Common Stock, the Trustee and the Custodian shall take such actions as are necessary to facilitate the participation of any Trust Beneficiary that elects to participate in the offering, including the actions contemplated by this Section 5.11.

     (b) The Custodian shall mail all materials relating to the offering received by the Trustee or the Custodian to each Trust Beneficiary eligible to participate in the offering to the address of that Trust Beneficiary as it appears on the records of the Custodian, as soon as reasonably practicable after receiving such materials. The Custodian shall not be required to mail the materials until the Custodian has received sufficient quantities of the materials to be mailed to all such Trust Beneficiaries and payment covering all of its fees and expenses for the mailing from the Holding Company. The Holding Company shall provide the Custodian with sufficient quantities of these materials and payment covering such fees and expenses so that they may be mailed to such Trust Beneficiaries with reasonably sufficient time for them to be reviewed by the Trust Beneficiaries before action is required to be taken.

     (c) The Custodian shall request instructions from each Trust Beneficiary subject to the offering as to whether the Trust Beneficiary wishes to participate in the offering in accordance with the terms of the offering. Upon receipt of any such instructions, the Custodian shall deliver to the Trustee a summary of the instructions received from the Trust Beneficiaries. For each Trust Beneficiary that elects to participate in the offering, the Trustee shall withdraw and deliver to the Holding Company or its designee that number of Trust Shares in liquidation of an equal number of that Trust Beneficiary's Interests that are to be included in the offering. The Interests of each Trust Beneficiary that elected to participate in the offering shall be reduced to reflect such withdrawal.

     (d) Any instructions delivered to the Custodian under this Section 5.11 must be given in writing on a form specified by the Custodian. The instructions shall not be effective unless they are received by the Custodian at least

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

three business days prior to the date the related action is required to be taken under the terms of the offering, or such other period set forth in procedures established by the Holding Company and the Custodian for the offering.

6. Powers and Duties of the Trustee.

     6.1 Limits on Trustee's Powers. The Trustee shall have only the powers set forth in this Agreement and the Purchase and Sale Program Procedures. It is expressly understood and agreed by the parties hereto that under no circumstances shall the Trustee be personally liable for the payment of any expenses of this Agreement except as set forth in Section 8.9, or be liable for the breach or failure of any obligation undertaken by the Trustee under this Agreement, except as set forth in Section 8.9.

     6.2 Execution by Trustee. All documents executed by the Trustee in its capacity as Trustee shall be executed as follows:

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity, but
                                         solely as Trustee

                                         By:
                                          --------------------------------------

     6.3 Voting. (a) The Trustee shall have the exclusive and absolute right in respect of the Trust Shares to vote, assent or consent the Trust Shares at all times during the term of the Trust, including, but not limited to, the right to vote at any election of directors and in favor of or in opposition to any resolution for any dissolution, liquidation, merger or consolidation of the Holding Company, any sale of all or substantially all of the Holding Company's assets, any issuance or authorization of securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Holding Company. The Trustee's exercise of its right to vote, assent or consent in respect of the Trust Shares shall be governed by Section 6.3(c).

     (b) A matter presented to stockholders of the Holding Company is a Beneficiary Consent Matter:

          (i) At any time, if (A) the matter concerns the election or removal of directors of the Holding Company, (B) a Contesting Stockholder of the Holding Company has, in compliance with the provisions of the Holding Company's By-Laws and applicable law, given timely notice of the stockholder's proposal to (w) nominate one or more candidates or a slate of candidates for election as directors of the Holding Company in opposition to a nominee of the Holding Company's board of directors, (x) oppose one or more nominees of the Holding Company's board of directors for election of directors, (y) remove one or more directors of the Holding Company for cause, or (z) nominate one or more candidates for election as directors of the Holding Company to fill the vacancy or vacancies resulting from the removal of one or more directors by the Holding Company's stockholders, (C) not later than the time it gives the notice, the Contesting Stockholder has delivered to the Custodian and to the Holding Company a written request that the Custodian mail the Contesting Stockholder's proxy statement as to its solicitation of proxies for the matter, together with a voting instruction card, to all of the Trust Beneficiaries, or to a more limited group of Trust Beneficiaries designated by the Contesting Stockholder in a manner that is available or retrievable under the Custodian's security holder data system, if the group of Trust Beneficiaries taken together hold Interests representing at least a majority of the Trust Shares as of the relevant record date, (D) the Contesting Stockholder has tendered to the Custodian an undertaking reasonably acceptable to the Custodian to deliver the payment of postage and expenses to effect the mailing of all proxy materials to be mailed in the initial mailing on behalf of such Contesting Stockholder as estimated in accordance with Section 6.3(c), together with the reasonable security required by Section 6.3(e)(i), and an undertaking reasonably acceptable to the Custodian to deliver a sufficient quantity of such proxy materials at the time and location designated by the Custodian, and (E) prior to any mailing of such proxy materials, the Contesting Stockholder has tendered to the Custodian payment of such postage and expenses;

          (ii) At any time, if the matter concerns (A) the merger or consolidation of the Holding Company into or with any other Person, the sale, lease or exchange of all or substantially all of the property or assets of the Holding Company, or the recapitalization or dissolution of the Holding Company, in each case which requires a vote of the Holding Company's stockholders under applicable Delaware law, or (B) any other transaction that would result in an exchange or conversion of Trust Shares for cash, securities or other property;

          (iii) Prior to the first anniversary of the Plan Effective Date, if the matter concerns (A)(x) the issuance of Common Stock after the Plan Effective Date at a price materially less than the then prevailing market price of the Common Stock, other than through an underwritten offering or to officers, employees, directors or insurance agents of the Holding Company or any subsidiary of the Holding Company pursuant to an employee benefit plan, and (y) a vote of the Holding Company's stockholders with respect to the issuance is conducted or is required to be conducted under applicable Delaware law, (B) any matter that requires approval by a vote of more than a majority
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


     of the outstanding stock of the Holding Company entitled to vote thereon under Delaware law or the certificate of incorporation or the by-laws of the Holding Company, or (C) an amendment of the Certificate of Incorporation or By-Laws of the Holding Company submitted for approval to the Holding Company's stockholders; or

          (iv) At any time, any proposal requiring the Board of Directors of the Holding Company to amend or redeem the rights under the Holding Company's stockholder rights plan, other than a proposal with respect to which the Holding Company has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

     (c) (i) In the case of a Beneficiary Consent Matter described in Section 6.3(b)(i), promptly after receipt of a Contesting Stockholder's request, the Holding Company shall inform the Contesting Stockholder of the number of Trust Beneficiaries to whom solicitation materials must be mailed (in accordance with any designation by the Contesting Stockholder under Section 6.3(b)(i)(C)) and of the estimated cost of mailing a proxy statement, instruction card or other communication to all the Trust Beneficiaries, or to the Trust Beneficiaries so designated by the Contesting Stockholder, including, to the extent known or reasonably available, the estimated costs of the Custodian to request instructions from the Trust Beneficiaries in connection with such matter. In the case of all Beneficiary Consent Matters, the Custodian shall inform the Holding Company of the number of Trust Beneficiaries to whom solicitation materials must be mailed, shall request instructions from the Trust Beneficiaries in accordance with this Section 6.3 and shall tabulate responses and notify the Trustee in accordance with Section 6.3(e)(iii). The Trustee shall vote, assent or consent the Trust Shares in favor of and in opposition to such matter, or abstain from voting on such matter, in accordance with Section 6.3(f), as applicable. If any calculation of votes under the preceding sentence would require a fractional vote, the Trustee shall vote the next lower number of whole shares.

     (ii) On all matters other than Beneficiary Consent Matters, the Trustee shall vote, assent or consent the Trust Shares in favor of and in opposition to such matter, or abstain from voting on such matter, in accordance with the recommendation given by the board of directors of the Holding Company to its stockholders in respect of the matter, or, if no such recommendation is given, as directed by the board of directors of the Holding Company. With respect to any such matter other than a Beneficiary Consent Matter for which no such recommendation is provided to the Holding Company's stockholders, the board of directors of the Holding Company shall provide voting directions to the Trustee. The Custodian shall provide notice to the Trust Beneficiaries of the outcome of any matter described in Section 6.3(b)(iii) that has been approved by the vote of the Holding Company's stockholders after the one-year period specified in such Section. This notice may be included with the annual statement mailed to Trust Beneficiaries pursuant to Section 6.6(a). Such notice shall be posted on the Company's internet website for at least three months following the stockholder approval.

     (d) Except as provided in Section 6.3(f), the Trustee shall use all reasonable commercial efforts to ensure, with respect to the Trust Shares, that the shares are counted as being present for the purpose of any quorum required for stockholder action of the Holding Company and to vote, assent or consent as set forth in this Section 6.3 so long as the Trustee has reasonable notice of the time to vote, assent or consent.

     (e) (i) If the Custodian shall have received sufficient copies of any proxy statement, instruction card, return envelope, mailing envelope or other proxy materials, together with payment of estimated postage and reasonable expenses to effect the mailing of such materials and such security as the Custodian may reasonably request to cover expenses in excess of that estimate, from a Contesting Stockholder with respect to a Beneficiary Consent Matter as described in Section 6.3(b)(i), by such time that is sufficient to enable the Custodian to complete such mailing within the requirements of applicable law and the By-Laws of the Holding Company, the Custodian shall cause the mailing of the proxy materials to the Trust Beneficiaries, or a group thereof designated by the Contesting Stockholder in compliance with the conditions set forth in Section 6.3(b)(i), as soon as reasonably practicable after receiving the materials, payment and security. None of the Holding Company, the Trustee or the Custodian shall be responsible for the content of the materials provided by the Contesting Stockholder. None of the Holding Company, the Company, the Trustee or the Custodian shall be required to bear the expense of mailing to Trust Beneficiaries any proxy or other materials received by the Trustee on behalf of Persons other than the Holding Company.

     (ii) If the Custodian shall have received copies of any proxy statement, instruction card, return envelope, mailing envelope or other proxy materials from the Holding Company regarding a proposed stockholder vote that involves a Beneficiary Consent Matter, the Custodian shall cause the mailing of the proxy materials to the Trust Beneficiaries as soon as reasonably practicable after receiving the materials. The Holding Company hereby undertakes (i) to advance to the Custodian payment covering all of the Custodian's fees and expenses for any such mailing prepared by and distributed on behalf of the Holding Company, and
(ii) that any such materials prepared by the Holding Company will comply with any applicable provisions of the Securities Exchange Act of 1934, as amended, including Section 14 and the rules thereunder. Neither the Trustee nor the Custodian shall be responsible for the content of the materials provided by the Holding Company.

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

     (iii) All materials sent to Trust Beneficiaries pursuant to this Section
6.3 shall direct the Trust Beneficiaries to return the voting instructions to the Custodian. The Custodian shall tabulate the responses and provide the results of such request for voting instructions to the Trustee in advance of any scheduled meeting of stockholders at which a Beneficiary Consent Matter is to be acted upon. If the Custodian shall have received more than one instruction from a Trust Beneficiary, the last valid instruction received shall control.

     (f) With respect to any stockholder vote of the Holding Company that involves a Beneficiary Consent Matter described in Section 6.3(b)(i), (ii) or
(iv) or, prior to the first anniversary of the Plan Effective Date, Section 6.3(b)(iii), the Trustee shall vote, assent or consent all Trust Shares, including for purposes of determining a quorum, in favor of, in opposition to or abstain from the matter in the same ratio as the Interests of the Trust Beneficiaries who returned voting instructions to the Trustee indicated preferences for voting in favor of, in opposition to or abstaining from such matter. If any such calculation of votes would require a fractional vote, the Trustee shall vote the next lower number of whole shares.

     (g) If the proxy statement and other materials received by the Custodian in respect of a Beneficiary Consent Matter include an election to be made by stockholders of the Holding Company concerning the form of consideration to be received in the transaction, then the Custodian shall request instructions from the Trust Beneficiaries in accordance with Section 6.3(e). If any Trust Beneficiary elects to receive consideration other than common stock to be issued in exchange for Common Stock, the Trustee shall withdraw and deliver to the Program Agent that number of Trust Shares equal to the number of such Trust Beneficiary's Interests in liquidation thereof, and the Program Agent shall make the election for each Trust Beneficiary that has provided an instruction in accordance with those instructions. If such withdrawn Common Stock is not exchanged for other property pursuant to such transaction or, despite such Trust Beneficiary's election, is exchanged for common stock, the Program Agent shall return such shares of Common Stock (or deliver any shares of common stock received in the transaction) to the Trustee, and those shares shall be deposited in the Trust and held by the Trustee subject to all of the terms and conditions of this Agreement. The Trustee shall use its reasonable efforts to exercise any appraisal rights provided under Delaware law in respect of any such transaction with respect to those Trust Shares for which the Custodian has received timely notice; provided that, if the Holding Company determines, based on the advice of nationally-recognized independent legal counsel, that the appraisal rights of another jurisdiction are applicable, the Holding Company shall so advise the Trustee and the Trustee shall exercise those appraisal rights.

     (h) Only Trust Beneficiaries listed as such on the Custodian's records on the record date for a proposed stockholder vote shall be entitled to direct the Trustee as provided in this Section 6.3. When Interests are held jointly by several Persons, any one of them may direct the Trustee as provided in this
Section 6.3, but if more than one of them shall do so, the last direction received shall control.

     (i) The Trustee may vote, assent or consent with respect to all Trust Shares in person or by such person or persons as it may from time to time select as its proxy, provided that the Trustee shall vote at all times in conformity with the provisions of this Section 6.3.

     (j) For so long as the independent fiduciary described in Section 7.4 of the Plan is representing any employee benefit plan (i) maintained by the Company or any other corporation in which the Company, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors and (ii) subject to the Employee Retirement Income Security Act of 1974, as amended, the Trustee shall, in the event of a Beneficiary Consent Matter, vote, assent or consent any Trust Shares owned by such employee benefit plan as directed by the independent fiduciary.

     (k) The Holding Company shall direct the Custodian to provide notice, and the Custodian shall promptly provide notice, to the Trust Beneficiaries of any amendment to this Agreement.

     6.4 Sales. The Trustee shall have no authority to sell or otherwise dispose of, or to pledge, encumber or hypothecate, any of the Trust Shares, except as provided in this Agreement.

     6.5 Tax Returns and Reports. The Trustee shall prepare and file or cause to be prepared and filed, at the Holding Company's expense, all United States federal, state and local tax returns required to be filed by or in respect of the Trust. In this regard, the Trustee shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form, if any, required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to the Custodian such information as may be required to enable the Custodian to comply with any applicable United States federal, state and local income tax reporting requirements in respect of each Trust Beneficiary's allocable share of the Trust's items of income, gain, loss or deduction. Based on the foregoing information, the Custodian shall prepare, file and mail all information reports required under United States federal, state and local tax law in respect of the Trust Beneficiaries. The Trustee and the Custodian, as the case may be, shall provide the Holding Company with a copy of all such returns and reports promptly after such filing or furnishing. The Custodian shall comply with applicable United States federal, state and

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
local withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Trust Beneficiaries under this Agreement.

     6.6 Reporting and Other Informational Requirements. (a) The Trustee shall prepare and deliver to the Custodian an annual statement regarding the status of the Trust Shares and any dividends and distributions, in the aggregate, it has received on the Trust Shares, as well as any interest thereon from investments made pursuant to Section 7.2. Based upon that report, the Custodian shall promptly prepare and mail an annual statement to each Trust Beneficiary regarding the status of such Trust Beneficiary's Interests and any dividends and distributions received by the Trustee with respect to such Interests, and any such interest. Those statements shall include such other information as may be directed by the Holding Company and may be mailed in conjunction with the annual notice of Purchase, Sale and Withdrawal Elections pursuant to Section 5.5 or any other mailing to the Trust Beneficiaries provided in this Agreement or the Plan.

     (b) The Custodian's statement specified in Section 6.6(a) shall be accompanied by instructions as to how Trust Beneficiaries may notify the Custodian of any discrepancies or errors with respect to such statement. The Custodian shall supply the Trustee with any such notice received from a Trust Beneficiary. The Trustee and the Custodian shall use reasonable efforts to resolve any errors and discrepancies with each Trust Beneficiary who has delivered a notice as soon as reasonably practicable after the notice has been received. The information contained in such statement shall be binding with respect to any Trust Beneficiary if the Trust Beneficiary has not notified the Custodian of any errors or discrepancies within one year from the date of mailing of such statement pursuant to such instructions.

     (c) The Custodian shall establish a toll-free telephone number for calls originating in the United States or other similar means of communication through which any Trust Beneficiary may obtain the status of its Interests and any dividends and distributions during normal business hours. The Custodian shall also establish an automated telephone response system, internet website or other means of communication through which any Trust Beneficiary may obtain the status of its Interests at any time, subject to processing cycles and system maintenance. The annual statement mailed to the Trust Beneficiaries under
Section 6.6(a) shall include instructions about how a Trust Beneficiary may inquire about such status.

     (d) The Trustee shall supply the Custodian with all notices received from the Company, the Holding Company or any Trust Beneficiary with respect to the Trust Shares and, upon the written request of the Custodian, any other information which the Trustee has in its possession that is relevant to the duties of the Custodian hereunder.

     6.7 Mailings of Proxy and Other Materials. Nothing in this Agreement shall be interpreted as authorizing or requiring the Trustee or the Custodian to mail to the Trust Beneficiaries any proxy materials or annual reports of the Holding Company except for mailings by the Custodian in connection with a Beneficiary Consent Matter pursuant to Section 6.3 or tender or exchange offer or counteroffer pursuant to Section 5.7, mailings by the Custodian of an annual statement pursuant to Section 6.6, or as otherwise directed by the Holding Company.

     6.8 Registration under the Exchange Act. The Holding Company shall cause the Trustee to register, and the Trustee shall register, the Interests under the Exchange Act, and shall prepare and file, or cause to be prepared and filed, all periodic and other reports and other documents pursuant to the foregoing. Such reports shall be signed by the Trustee and shall include financial statements of the Trust prepared by the Holding Company. The financial statements included in the Trust's Annual Report on Form 10-K shall be audited by an accounting firm designated by the Holding Company. The Holding Company shall provide such reasonable assistance as is requested by the Trustee in performing its obligations under this Section 6.8. The Trustee shall provide copies of such reports to any Trust Beneficiary at such Trust Beneficiary's request and shall be reimbursed therefor by the Holding Company.

7. Dividends and Distributions; Receipt of Other Property.

     7.1 Dividends and Distributions. The Trustee shall hold, as provided in Sections 7.2, 7.3 and 7.4, all distributions or dividends received upon the Trust Shares and all interest earned on such dividends until the date that the Trustee is required under this Agreement to distribute such distributions, dividends and interest to the Custodian, which shall distribute such distributions, dividends and interest to the Trust Beneficiaries in accordance with this Section 7.

     7.2 Cash. If at any time during the term of the Trust, the Trustee shall receive cash dividends upon any Trust Shares, the Trustee shall distribute the same, together with interest, if any, earned on such cash dividends by the Trust to the Custodian, which shall promptly distribute such amounts to each Trust Beneficiary pro rata in accordance with the Trust Beneficiary's Interests on the Holding Company's record date for the payment of the dividend (irrespective of whether the Trust Beneficiary holds any Interests on the Trust's distribution date). Distributions of all regular cash dividends, if any, received by the Trust during any six-month period ending June 30 or December 31 in any calendar year (together with any interest earned thereon) shall be made on the following July 31 or January 31, respectively (or, if such day is not a business day, on the first business day thereafter). Notwithstanding the foregoing, the Holding Company shall set a payment date for such dividends so that they are distributed by the Custodian to Trust Beneficiaries within 90 days after their receipt by the Trustee. Distributions of all other cash dividends shall be made by the Custodian to the Trust Beneficiaries on the first business day following the 30th day

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

after receipt thereof by the Trust. Cash dividend distributions shall be made by the Custodian to each Trust Beneficiary (or such other Person as a Trust Beneficiary may designate in writing delivered to the Custodian) by check mailed to such Trust Beneficiary or other Person. Alternatively, the Trustee may arrange with the Holding Company for the direct payment by the Holding Company of cash dividends to the Trust Beneficiaries at the same time as the payment of dividends to the Holding Company's stockholders. Pending distribution to the Custodian, cash dividends (unless distributed directly by the Holding Company to the Trust Beneficiaries) shall be invested by the Trustee in short-term obligations of or guaranteed by the United States, or any agency or instrumentality thereof, and in certificates of deposit of any bank or trust company having, at the time of the investment, a combined capital and surplus not less than $500,000,000. Any such obligations or certificates of deposit shall mature prior to the next distribution date and shall be held by the Trustee until maturity. The Custodian shall make all calculations of interest on cash dividends required to be paid to Trust Beneficiaries hereunder.

     7.3 Stock. If at any time during the term of the Trust, the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any shares of Common Stock, the Trustee shall hold the Common Stock, which shall be subject to all of the terms and conditions of this Agreement to the same extent as if originally deposited hereunder. Stock dividends shall be allocated to each Trust Beneficiary pro rata in accordance with the Trust Beneficiary's Interests on the record date for the payment of the dividend. The Custodian shall promptly increase the number of each Trust Beneficiary's Interests on its records and promptly provide written notice to each Trust Beneficiary of its increase in Interests.

     7.4 Other Property. Subject to Sections 5.7 and 6.3(g), if at any time during the term of the Trust the Trustee shall receive or collect any monies through a distribution by the Holding Company to its stockholders, other than in payment of cash dividends, or shall receive any other property in respect of the Trust Shares, other than shares of Common Stock, through a distribution by the Holding Company to its stockholders, the Trustee shall distribute the same to the Custodian, which shall distribute the same to each Trust Beneficiary pro rata in accordance with such Trust Beneficiary's Interests on the record date for the payment of the dividend within 60 days of receipt of such distribution of monies or property by the Trustee. However, (a) if the property is common stock issued in exchange for the Common Stock in connection with the merger, consolidation or recapitalization of the Holding Company, the common stock shall be held by the Trustee as Trust Shares, and (b) rights issued in connection with any Trust Shares in connection with any stockholder rights plan adopted by the Holding Company shall be held by the Trust until the Trust Shares to which they relate are withdrawn as contemplated by this Agreement, at which time such rights shall be withdrawn and distributed together with such Trust Shares. The Custodian shall provide notice of receipt of such property to the Trust Beneficiaries promptly after such receipt.

     7.5 Stock Splits, etc. Promptly upon any stock split or reclassification of the Common Stock, the Custodian shall adjust the Interests of the Trust Beneficiaries as necessary, so that the number of Interests held by each Trust Beneficiary equals the number of Trust Shares allocated to such Trust Beneficiary. The Custodian shall provide notice of any stock split or reclassification of outstanding shares within 60 days after the stock split or reclassification.

     7.6 Distribution of Trust Shares in Certain Circumstances. If the board of directors of the Holding Company shall determine, based on the advice of legal counsel, that there is, at any time, a material risk that the assets of the Trust may be characterized as "plan assets" under United States Department of Labor Reg. sec. 2510.3-101, as amended, (or any successor provision to such Section) the board of directors of the Holding Company may direct, in writing, the Trustee to distribute to the Custodian, for distribution to one or more Trust Beneficiaries a number of Trust Shares, not to exceed the total number of such Trust Beneficiaries' Interests, as the board of directors of the Holding Company may determine to be necessary or appropriate to ensure that the assets of the Trust will not be so characterized as "plan assets".

8. The Trustee.

     8.1 Qualifications of Trustee. There shall at all times be a Trustee hereunder with respect to the Trust. The Trustee shall be an institution duly authorized to act as such a trustee in the State of Delaware that has and maintains a combined capital and surplus of at least $150,000,000. The combined capital and surplus of this Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition published. If at any time the Trustee shall cease to be eligible in accordance with this Section 8.1, it shall resign immediately in the manner and with the effect specified in this Agreement.

     8.2 Expenses. The Holding Company shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred by the Trustee in performance of its duties under this Agreement, including, but not limited to, taxes, fees, commissions and other expenses relating to (i) the issuance of the Trust Shares to the Trust, (ii) the mailing of notices, forms of election and information to the Custodian, (iii) the mailing to the Custodian of proxy and other materials received from the Holding Company in respect of any Beneficiary Consent Matter,
(iv) the making of dividend and other distribution payments to the Custodian,
(v) all filings of United States federal, state and local tax returns required to be filed by the Trust, and (vi) all other expenses as the Trustee may deem reasonably necessary and proper for administering the Trust and this Agreement (including customary and reasonable fees of legal

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

counsel). However, the Holding Company shall not be required to reimburse the Trust or the Trustee for the expense of mailing to the Custodian any proxy and other materials received by the Trustee from Persons other than the Holding Company, including mailings with respect to any Beneficiary Consent Matter.

     8.3 Compensation. The Trustee shall be entitled to a reasonable fee and expenses for its services as Trustee hereunder as provided in a separate fee agreement among the Trustee, the Company and the Holding Company.

     8.4 Resignation and Removal of Trustee; Appointment of Successor
Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 8 shall become effective until the acceptance of appointment by a successor Trustee in accordance with the applicable requirements of Section 8.5.

     (b) Subject to Section 8.4(a), the Trustee may resign at any time by giving 30 days' advance written notice to the Holding Company, with a copy to the Custodian. If the instrument of acceptance by the successor Trustee required by
Section 8.5 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may, in addition, be removed on 30 days' prior written notice at any time by the Holding Company upon notice to the Trustee, with a copy to the Custodian, provided that the Holding Company shall promptly thereafter appoint a successor Trustee pursuant to Section 8.4(d).

     (d) If the Trustee shall resign or be removed, the Holding Company shall promptly appoint a successor Trustee, and the retiring Trustee shall comply with the applicable requirements of this Section 8. If no successor Trustee shall have been so appointed by the Holding Company and accepted appointment in the manner required by Section 8.5, any Trust Beneficiary may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction of the State of Delaware for the appointment of a successor Trustee.

     8.5 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, the successor Trustee so appointed shall execute, acknowledge and deliver to each of the Trust, the retiring Trustee, the Company, the Holding Company and the Custodian an instrument accepting such appointment and agreeing to serve as successor Trustee in accordance with the terms and conditions of this Agreement, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Holding Company or the successor Trustee, the retiring Trustee shall, upon payment of its charges, execute and deliver any and all instruments transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and all property and money held by the retiring Trustee under this Agreement.

     (b) Upon request of any such successor Trustee, the retiring Trustee shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties under this Agreement.

     (c) No institution shall be appointed as successor Trustee unless at the time of its appointment such institution shall be qualified and eligible under
Section 8.1 and this Section 8.5. Until the first anniversary of the Plan Effective Date, the appointment of any successor Trustee shall be subject to the approval of the Superintendent.

     (d) The Holding Company shall provide notice to the Custodian of any appointment of a successor Trustee pursuant to this Section 8 as soon as reasonably practicable after such appointment. Notice of such appointment shall also be contained in the annual statement mailed to Trust Beneficiaries pursuant to Section 6.6.

     8.6 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated and any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under Sections 8.1 and 8.5, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

     8.7 Collection of Claims by Trust. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, rehabilitation, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company, the Holding Company or any other Person that affects Trust Shares or any other property of the Trust, the Trustee, irrespective of whether any dividends or distributions on the Trust Shares shall then be due and payable by declaration or otherwise, shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of any assets of the Trust, including, but not limited to, any dividends or distributions owing and unpaid in respect of the Trust Shares, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and of the Trust Beneficiaries, allowed in the judicial proceeding, and

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

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, rehabilitator or other similar official in any such judicial proceeding is hereby authorized by each Trust Beneficiary to make such payments to the Trustee and, in the event the Trustee shall consent to the making of such payments directly to the Trust Beneficiaries, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Trust Beneficiary any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Trust Shares or the rights of any Trust Beneficiary or to authorize the Trustee to vote in respect of the claim of any Trust Beneficiary in any such proceeding.

     8.8 Interests of the Trustee. The Trustee and any firm, corporation, trust or association of which it may be a member, trustee, stockholder, agent or affiliate may contract with the Holding Company or any affiliate and may be or become pecuniarily interested in any matter to which the Holding Company or any affiliate may be a party or in which it may have an interest, as fully and freely as though the Trustee were not the trustee hereunder.

     8.9 Liability of the Trustee. (a) The Trustee shall not be liable for any act or omission undertaken in connection with its powers and duties under this Agreement, except for any willful misconduct or gross negligence by the Trustee. No Trustee shall be liable for actions or omissions of its predecessor Trustee or any successor Trustee. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction, or other paper or document or signature reasonably believed to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any act or omission undertaken by the Custodian or any Program Agent in connection with this Agreement. The Trustee may consult with legal counsel, chosen with reasonable care, and any act or omission undertaken in good faith in accordance with the opinion of such legal counsel shall not result in any liability of the Trustee.

     (b) The Holding Company will indemnify and hold harmless each Indemnified Party, without duplication, from and against any and all claims, damages, losses, liability, obligations, actions, suits, costs, disbursements and expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by any Indemnified Party, in any way relating to or arising out of or in connection with or by reason of any investigation, litigation or proceeding arising out of this Agreement, the Trust Shares, the administration of this Agreement or the action or inaction of the Trustee or the Custodian hereunder, except to the extent such claim, damage, loss, liability, obligation, action, suit, cost, disbursement or expense results from such Indemnified Party's gross negligence or willful misconduct. The indemnity set forth in this
Section 8.9 shall be in addition to any other obligation or liabilities of the Holding Company hereunder or at common law or otherwise and shall survive the termination of this Agreement.

     (c) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) in its own capacity and not as Trustee, require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) in its own capacity and not as Trustee, result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware; or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby.

     8.10 Appointment of Separate or Co-Trustee. The Trustee, upon the approval of the Holding Company, may and, upon the request of the Holding Company, shall, by an instrument in writing delivered to the Holding Company, appoint a bank or trust company or an individual to act as separate trustee or co-trustee with respect to the Interests and the Trust Shares (a) in a jurisdiction where the Trustee is disqualified from acting or (b) where taking such action would reasonably result in any of the consequences set forth in Section 8.9(c) (whether in the Trustee's individual capacity or as Trustee), such separate trustee or co-trustee to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment. The Holding Company will pay the reasonable compensation and expenses of any separate trustee or co-trustee and, if requested by the Trustee or such separate trustee or co-trustee, the Holding Company will enter into an amendment to this Agreement, satisfactory in form and substance to the Trustee, such separate trustee or co-trustee and the Holding Company confirming the rights and duties of such separate trustee or co-trustee. Any separate trustee or co-trustee appointed under this Section 8.10 shall satisfy the financial criteria set forth in
Section 8.1. Prior to the first anniversary of the Plan Effective Date, the appointment of any separate trustee or co-trustee under this Section 8.10 shall be subject to the approval of the Superintendent.

9. The Custodian.

     9.1 Initial Custodian.  The Custodian shall initially be ChaseMellon.

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

     9.2 Resignation and Removal of Custodian; Appointment of Successor Custodian. (a) No resignation or removal of the Custodian and no appointment of a successor Custodian pursuant to this Section 9 shall become effective until the acceptance of appointment by the successor Custodian in accordance with the applicable requirements of Section 9.3.

     (b) Subject to the immediately preceding paragraph, the Custodian shall be automatically removed upon the termination of the Trust Record Keeping Services Agreement. If the Trust Record Keeping Services Agreement is being terminated by the Custodian in accordance with the terms thereof, then the Custodian shall give notice of such termination to the Trustee and such notice shall constitute notice of resignation by the Custodian under this Agreement. If the instrument of acceptance by the successor Custodian required by Section 9.3 shall not have been delivered to the Custodian within 30 days after the giving of the notice of resignation, the Custodian may petition, at the expense of the Trust, any court of competent jurisdiction of the State of Delaware for the appointment of a successor Custodian.

     (c) The Custodian may, subject to any provision set forth in the Trust Record Keeping Services Agreement, be removed at any time by the Trustee, with the prior written consent of the Holding Company, if the Trustee determines that the Custodian shall have failed to perform its obligations under this Agreement in any material respect.

     (d) If the Custodian shall resign or be removed, the Trustee shall promptly appoint a successor Custodian acceptable in writing to the Holding Company, and the retiring Custodian shall comply with the applicable requirements of this
Section 9. If no successor Custodian shall have been so appointed by the Trustee and shall have accepted the appointment in the manner required by Section 9.3, any Trust Beneficiary may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction of the State of Delaware for the appointment of a successor Custodian.

     (e) Until the first anniversary of the Plan Effective Date, the appointment of any successor Custodian shall be subject to the approval of the Superintendent. Notice of the appointment of any successor Custodian shall be contained in the annual statement mailed to Trust Beneficiaries pursuant to
Section 6.6.

     9.3 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Custodian, the successor Custodian so appointed shall execute, acknowledge and deliver to the Trust, Trustee, the Company, the Holding Company and the retiring Custodian an instrument accepting such appointment and agreement to serve as successor Custodian in accordance with the terms of this Agreement, and the resignation or removal of the retiring Custodian shall then become effective and the successor Custodian, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Custodian with respect to the Trust.

     (b) In case of the appointment hereunder of a successor Custodian, the retiring Custodian shall execute and deliver any and all instruments which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Custodian all the rights, powers and duties of the retiring Custodian with respect to the Trust.

     (c) Upon request of any successor Custodian, the Trust and the Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Custodian all such rights, powers and duties of the retiring Custodian with respect to the Trust.

     9.4 Transfer of Material. Provisions for the transfer of software, data, books, records, files, memoranda, reports, programs, and other documentation used by the Custodian in the performance of its duties hereunder to the successor Custodian shall be set forth in the Trust Record Keeping Services Agreement.

     9.5 Compensation; Expenses. The Custodian shall be entitled to fees and expenses for its services as Custodian hereunder as provided in the Trust Record Keeping Services Agreement. The Holding Company shall reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in performance of its duties under this Agreement, including, but not limited to, taxes, fees, commissions and other expenses relating to (i) the mailing of notices, forms of election and information to Trust Beneficiaries, (ii) the mailing to Trust Beneficiaries of proxy and other materials received from the Trustee in respect of any Beneficiary Consent Matter, (iii) the making of dividend and other distribution payments to the Trust Beneficiaries, and (iv) all filings of United States federal, state and local tax and information returns and reports required to be filed in respect of the Trust Beneficiaries. The Holding Company shall advance the estimated cost of postage respecting the mailing to Trust Beneficiaries on the business day immediately prior to the mailing date, upon the reasonable advance notice from the Custodian. The Holding Company shall not be required to reimburse the Custodian for the expense of mailing to Trust Beneficiaries any proxy or other materials received by the Custodian on behalf of Persons other than the Holding Company, including mailings with respect to any Beneficiary Consent Matter.

     9.6 Duties. The duties of the Custodian shall include, but not be limited to:

          (a) tabulating and transferring any instructions of the Trust Beneficiaries that are required under this Agreement;

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
           (b) in case of dividends and distributions transferred to the Custodian in accordance with Sections 7.1, 7.2 and 7.4, the distribution of such dividends and distributions to the Trust Beneficiaries in accordance with this Agreement;

          (c) maintaining the records relating to the Trust Beneficiaries required under this Agreement, including records of names, addresses and numbers of Interests held, and updating such records from time to time as necessary;

          (d) performing the services set forth in the Trust Record Keeping Services Agreement in accordance with the standards set forth therein, provided that, notwithstanding anything that may be contained in the Trust Record Keeping Services Agreement to the contrary, the Custodian shall perform its duties hereunder in accordance with the customary industry standards for the performance of such services, and further provided that the performance standards currently set forth in the Trust Record Keeping Services Agreement shall be deemed to equal or exceed such customary industry standards for custodial services;

          (e) providing notices and all other communications required by this Agreement; and

          (f) all other duties and undertakings of the Custodian expressly set forth in this Agreement.

The Holding Company and the Custodian may have agreed on such provisions relating to the indemnification and exculpation of the Custodian as are set forth in the Trust Record Keeping Services Agreement.

10. Grantor Trust. The parties hereto intend that this Trust be classified as a "grantor trust" for United States federal income tax purposes under Subpart E of Subchapter J of the Internal Revenue Code of 1986, as amended, pursuant to which the Trust Beneficiaries shall be the owners of the Trust for United States federal income tax purposes, and the Trust Beneficiaries will include directly in their gross income any income, gain, deduction or loss of the Trust as if the Trust did not exist. By the acceptance of the Trust, none of the Trustee, the Custodian, the Holding Company or the Trust Beneficiaries shall take any position for United States federal income tax purposes which is contrary to the classification of the Trust as a grantor trust.

11. Effective Date and Termination.

     11.1 Effective Date. This Agreement shall become effective as of the date hereof. After the latest of (a) June 30, 2001, (b) the first anniversary of the date the Plan is approved by the Superintendent pursuant to Section 7312(j) of the New York Insurance Law, or (c) if, in accordance with Section 5.2(b) of the Plan the one-year period is extended with the consent of the Superintendent, the end of such subsequent period, this Agreement may be terminated by written notice of any of the Holding Company, MetLife, the Trustee or the Custodian to each of the others if the Plan Effective Date has not occurred on or prior to the date of such notice.

     11.2 Termination upon Distribution of Trust Shares. Unless earlier terminated pursuant to Section 11.3, the Trust shall be terminated on the first to occur (each, a "Termination Event") of (a) the 90th day after the date on which the Trustee shall have received notice from the Holding Company that the number of Trust Shares held by the Trust is equal to 10% or less of the number of issued and outstanding shares of Common Stock of the Holding Company, (b) the date on which the last Trust Share shall have been withdrawn, distributed or exchanged and (c) a termination pursuant to Section 11.7 .

     11.3 Early Termination. The Trust shall be terminated upon the first to occur of any of the following (each, an "Early Termination Event"):

          (a) the 90th day after the date on which the Trustee receives written notice from the Holding Company, given in the Holding Company's discretion at any time, that the number of Trust Shares is 25% or less of the number of issued and outstanding shares of Common Stock;

          (b) the date on which the Trustee receives written notice from the Holding Company that the board of directors of the Holding Company has determined, as a result of any amendment of, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any State, Commonwealth or other political subdivision or authority thereof or therein, or any official administrative pronouncement or judicial decision interpreting or applying such law or regulation, or any changes in the facts or circumstances relating to the Trust, that maintaining the Trust is or is reasonably expected to become burdensome to the Holding Company or the Trust Beneficiaries;

          (c) the date on which any rights issued under a stockholder rights plan adopted by the Holding Company and held by the Trust pursuant to
     Section 7.4 become separately tradeable from the Trust Shares to which they relate; or

          (d) the date on which there is an entry of a final order for termination or dissolution of the Trust or similar relief by a court of competent jurisdiction.

     11.4 Actions of Trustee upon a Termination Event or an Early Termination Event. Upon a Termination Event or Early Termination Event, the Trustee and the Custodian shall take such actions as may be necessary to wind up the

                                            MetLife Policyholder Trust Agreement

Trust and distribute its assets to the Trust Beneficiaries pro rata in accordance with their respective Interests, including, but not limited to, arranging for the transfer to each Trust Beneficiary of a number of Trust Shares equal to the Trust Beneficiary's Interests either in book entry form as uncertificated shares or as otherwise directed by such Trust Beneficiary and distributing all distributions and dividends and interest earned thereon to the Trust Beneficiaries, pro rata in accordance with their Interests. In lieu of fractional shares, there shall be paid to the Trust Beneficiary with regard to such fraction of shares which would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share. The current market value of a whole share shall be the aggregate proceeds of the sales of fractional shares divided by the number of shares sold. The Custodian shall obtain the funds required to pay such amounts by arranging, through the Program Agent, for the sale of fractional shares in the open market or to the Holding Company. At the time the Trust Shares are distributed to Trust Beneficiaries the Custodian shall give notice to the Trust Beneficiaries, provided by the Holding Company, of their options for holding or disposing of the Trust Shares distributed to them. Any assets of the Trust that the Trustee and the Custodian are unable to distribute to the Trust Beneficiaries in accordance with this Section 11.4 shall be paid to the Holding Company and held on behalf of the Trust Beneficiaries in accordance with applicable law.

     11.5 Holding Company's Right to Purchase Shares. (a) Concurrently with the winding up of the Trust in accordance with this Section 11, the Holding Company may, in its sole discretion, offer to purchase all or a portion of the Trust Shares from the Trust at the Market Value of such Trust Shares as of the date of such offer. If the Holding Company offers to purchase Trust Shares in accordance with this Section 11.5, notice of such offer shall be distributed to the Trust Beneficiaries prior to the distribution of the assets of the Trust in accordance with Section 11.4, and the Trust Beneficiaries who elect to have the Trust accept such offer with respect to their Interests may receive cash for all or part of their Interests, in accordance with the terms of such offer.

     (b) For purposes hereof, (i) "Market Value" of the Trust Shares shall mean, as of any date, the average of the Closing Prices for a share of Common Stock for the twenty consecutive Trading Days (as defined below) ending on the third calendar day immediately prior to such date, (ii) "Closing Price" shall mean, for any Trading Day, the last reported sales price, regular way, per share of Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of common stock, in either case as reported on the New York Stock Exchange Composite Transactions Tape or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, as quoted through The Nasdaq Stock Market, Inc. or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted through The Nasdaq Stock Market, Inc., the average of the closing bid and asked prices per share of common stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected from time to time by the Holding Company for that purpose, and (iii) "Trading Day" shall mean any day the principal national securities exchange on which the Common Stock is then listed or admitted to trading is lawfully open for business, or if the Common Stock is not then listed or admitted to trading, any day, other than a Saturday or Sunday, on which banks in The City of New York are lawfully open for business.

     11.6 Termination. The respective obligations and responsibilities of the Company, the Holding Company, the Trustee and the Custodian shall terminate upon the last to occur of the following: (a) the distribution by the Trustee of all of the Trust Shares under this Agreement; (b) the distribution by the Trustee to the Custodian, and by the Custodian to the Trust Beneficiaries or the Holding Company, of all amounts and other properties required to be distributed upon a Termination Event or Early Termination Event pursuant to Section 11.4; (c) the payment of all expenses of the Trust; (d) the discharge of all administrative duties of the Trustee and the Custodian, including the performance of any tax reporting obligations with respect to the Trust or the Trust Beneficiaries; and
(e) completion of the final judicial accounting of the Trust pursuant to Section 14.1(a). A termination of this Agreement shall have no effect on the rights and obligations of the parties to the Trust Record Keeping Services Agreement.

     11.7 Rule Against Perpetuities. If the Holding Company determines that, pursuant to applicable law, the Trust is subject to compliance with the rule against perpetuities, if not otherwise terminated pursuant to another provision of this Agreement, the Trust shall terminate as of the date that is the twentieth anniversary of the death of the last surviving issue of Queen Elizabeth II who was alive on the date hereof. The Trustee shall take such actions as may be necessary to wind up the Trust pursuant to the procedures described in Sections 11.4 and 11.5.

12. Merger or Consolidation of Holding Company.

     12.1 Holding Company May Consolidate or Merge Only on Certain Terms. (a) The Holding Company shall not consolidate with or merge into any other corporation, and no Person shall consolidate with or merge into the Holding Company, unless:

          (i) if the Holding Company is not the surviving corporation in such consolidation or merger, the corporation formed by such consolidation or into which the Holding Company is merged shall expressly assume, by amendment hereto, the obligations of the Holding Company under this Agreement;

                                            MetLife Policyholder Trust Agreement

          (ii) the parties hereto shall have entered into an amendment to this Agreement to reflect the effect of such merger or consolidation, including amendment of the terms "Holding Company", "Trust Shares" and "Common Stock"; and

          (iii) the Holding Company shall have delivered to the Trustee a certificate of an officer of the Holding Company and an opinion of counsel, which may be counsel to the Holding Company or the Company, each stating that such consolidation or merger and any such amendment complies with this
     Section 12 and that all the conditions precedent in this Agreement provided relating to that transaction have been satisfied.

     (b) If the Holding Company is not the surviving corporation in such consolidation or merger and all or part of the Trust Shares shall be exchanged for common stock or other securities of any Person or cash or any other property, (i) the Trustee shall exchange the Trust Shares for that common stock or other securities, cash or other property, as adjusted for any applicable exchange ratio, (ii) any common stock received by the Trustee in the exchange shall be deposited into the Trust and held as Trust Shares pursuant to all of the provisions of this Agreement, and (iii) any other securities, cash or other property received by the Trustee in such exchange shall be distributed to the Trust Beneficiaries in accordance with Section 7.4, subject to the elections made by Trust Beneficiaries pursuant to Section 6.3(g).

     12.2 Successor Corporation Substituted. Upon each consolidation or merger by the Holding Company with or into any other Person in accordance with Section 12.1, the successor corporation formed by the consolidation or into which the Holding Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Holding Company under this Agreement with the same effect as if the successor corporation had been named as the Holding Company in this Agreement, and the Trustee, the Custodian, the Holding Company and the Company shall enter into an amendment of this Agreement to make such changes as are appropriate to maintain the benefits afforded to the Trust Beneficiaries under this Agreement.

13. Amendment.

     13.1 Amendments Not Requiring Consent of the Trust Beneficiaries. Subject to Section 13.3, this Agreement may be amended from time to time by the Trustee, the Custodian, the Holding Company and the Company, without the consent of any Trust Beneficiaries, (a) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the other provisions of this Agreement, provided, however, that such action shall not adversely affect the interests of the Trust Beneficiaries, (b) to modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the Trust will not be required to register as an investment company under the 1940 Act or (c) as provided in Sections 12.1 and 12.2. Until the first anniversary of the Plan Effective Date, any amendment pursuant to this Section 13.1 shall be subject to the prior approval of the Superintendent. If any such amendment is made prior to the first anniversary of the Plan Effective Date, the Holding Company shall promptly provide notice to the Superintendent. Prior to the Plan Effective Date, the Company may amend this Agreement at any time, provided, however, that no amendment made after the public hearing or after the vote of Eligible Policyholders on the Plan may change this Agreement in a manner that the Superintendent determines is materially disadvantageous to any policyholder (as defined in Section 7312(a)(2) of the New York Insurance Law) unless a further hearing or vote is conducted as provided by Section 7312(f) of the New York Insurance Law.

     13.2 Amendments Requiring Consent of the Trust Beneficiaries.  Subject to
Section 13.3, with the consent of Trust Beneficiaries representing more than one-half of the Interests, by Act of the Trust Beneficiaries delivered to the Trustee, the Custodian, the Holding Company and the Company, the Trustee may enter into an amendment or waiver of any provision of this Agreement; provided, however, that no such amendment or waiver shall, without the consent of each Trust Beneficiary affected thereby, reduce the Interests or otherwise eliminate or materially postpone the right of any Trust Beneficiary to receive dividends or other distributions or to make Purchase Elections, Sale Elections or Withdrawal Elections or amend this Section 13.2. It shall not be necessary for any Act of the Trust Beneficiaries under this Section 13.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if the Act shall approve the substance thereof. Prior to the first anniversary of the Plan Effective Date, any amendment pursuant to this Section 13.2 shall be subject to the prior approval of the Superintendent.

     13.3 Conditions to Amendment of Agreement. Notwithstanding any other provisions of this Agreement, the Trustee shall not enter into or consent to any amendment of this Agreement (i) that would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes and (ii) unless the Trustee shall have first received an opinion of nationally recognized counsel, which may be counsel to the Holding Company or the Company, to the effect that the proposed amendment or the exercise of any power granted to the Trustee in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from the status of being an investment company under the 1940 Act.

                                            MetLife Policyholder Trust Agreement

     13.4 Trustee and Custodian Not Required to Enter into Any
Amendments. Neither the Trustee nor the Custodian shall be required to enter into any amendment of this Agreement that adversely affects their respective rights, duties or immunities under this Agreement. The Trustee and the Custodian shall be entitled to receive and rely upon an opinion of nationally recognized counsel, which may be counsel to the Holding Company or the Company, and a certificate of an officer of the Holding Company stating that the execution of any amendment of this Agreement pursuant to this Section 13 is authorized or permitted by this Agreement.

     13.5 Amendments to Trust Record Keeping Services Agreement. Prior to the Plan Effective Date, the Holding Company and the Custodian may amend the Trust Record Keeping Services Agreement at any time, provided, however, that no amendment relating to the Custodian's duties hereunder made after the public hearing or after the vote of Eligible Policyholders on the Plan may change the Trust Record Keeping Services Agreement in a manner that the Superintendent determines is materially disadvantageous to any policyholder (as defined in Section 7312(a)(2) of the New York Insurance Law) unless a further hearing or vote is conducted as provided by Section 7312(f) of the New York Insurance Law. After the Plan Effective Date, the Holding Company and the Custodian may amend the Trust Record Keeping Services Agreement from time to time, provided that any such amendment relating to the Custodian's duties hereunder that the Holding Company determines in its good faith judgment will adversely affect the interests of the Trust Beneficiaries shall be subject to the consent of Trust Beneficiaries representing more than one-half of the Interests.

14. Accounting.

     14.1 Accounting. (a) In connection with the termination of the Trust pursuant to Section 11, the Trustee shall perform a judicial accounting for the Trust, whereby, under applicable law, the Trustee shall produce a full account of the receipts and disbursements incurred during the entire term of the Trust and provide appropriate notice to the Company, the Holding Company, the Custodian and any other interested party, and the Custodian shall provide notice of such accounting to each Trust Beneficiary. Upon the issuance of a final judicial order of accounting, the Trustee shall be relieved of liability with respect to all actions disclosed in the accounting to all Persons that were properly joined in the accounting pursuant to applicable law.

     (b) Except as provided in this Section 14.1, the Trustee shall not have any duty to account for the Trust judicially, contractually or otherwise, and the Custodian and the Trust Beneficiaries shall not have any right to compel the Trustee to account for the Trust.

     14.2 Lost Trust Beneficiaries. Except as directed by the Holding Company, neither the Trustee nor the Custodian shall have any duty to determine the proper address of any Trust Beneficiary whose address is unavailable, whose address, as shown on the records of the Custodian, is an address at which mail to such Trust Beneficiary is undeliverable, or that has, for any other reason, failed to exercise dominion or control over or assert a right of ownership with respect to that Trust Beneficiary's Interests or any dividends or interest payable with respect to those Interests. The Holding Company shall use its reasonable efforts to determine the proper address of any such Trust Beneficiary. Any assets of the Trust that the Trustee and the Custodian are unable to distribute to any such Trust Beneficiary shall be retained by the Trustee and held on behalf of that Trust Beneficiary until it escheats in accordance with applicable laws.

15. Minors or Incapable Persons.

     15.1 Payments to Minors or Incapable Persons. Whenever a distribution is to be paid to or used for the benefit of either a Person under the age of twenty-one (21) years (referred to as a "minor" in this Section) or a person who in the sole judgment of the Trustee is incapable of managing his or her own affairs, the Custodian may make such payment as follows:

          (a) By making the payment to the parent, guardian or other Person having the care and control of the minor for the minor's benefit, or to any authorized Person as custodian for the minor under any applicable Transfers to Minors Act or Gifts to Minors Act, with authority to authorize any such custodian to hold such property until the minor attains the age of twenty-one (21) years where permitted under applicable law; or

          (b) By making the payment to the guardian, committee, conservator or other Person having the care and control of the incapable Person for the incapable Person's benefit.

     15.2 Payments and Distributions. Any payment or distribution authorized in this Section 15 shall be a full discharge of the Trustee and the Custodian with respect to the payment or distribution.

16. Miscellaneous.

     16.1 Successors. This Agreement shall bind and inure to the benefit of each of the parties hereto and each and all of their respective heirs, executors, administrators, successors and assigns.

     16.2 No Punitive Damages. There shall be no right to any punitive, exemplary or similar damages as a result of any controversy or claim arising out of, relating to or in connection with, this Agreement, or the breach, termination or validity thereof, and the parties expressly waive all rights to such damages.
                                            MetLife Policyholder Trust Agreement

     16.3 Payment of Costs for Frivolous Claims. If any claim, counterclaim or cross-claim brought by the Trustee, the Custodian, the Company or the Holding Company or any Trust Beneficiary in any legal proceeding related to this Agreement shall be found by the tribunal or court to be frivolous, such party shall pay the costs, including reasonable attorneys' fees and disbursements, of defending such frivolous claim, counterclaim or cross-claim.

     16.4 Representation of Lost Trust Beneficiaries and Trust Beneficiaries Under a Disability. (a) In any judicial proceeding or nonjudicial settlement related to the Trust, each party under a disability shall be represented by a Person not under a disability who is also party to such proceeding or settlement and has the same interest as such party under a disability.

     (b) In any judicial proceeding related to the Trust, service of process shall not be required, and such proceeding shall be binding, upon any party under a disability if such party is represented by a Person not under a disability pursuant to Section 16.4(a). In any nonjudicial settlement related to the Trust, any party under a disability shall not be required to join in such settlement, and such settlement shall be binding upon such party under a disability if such party is represented by a Person not under a disability pursuant to Section 16.4(a).

     (c) For the purposes of this Section 16.4, a party under a disability shall include a Person whose address, as shown on the records of the Custodian, is an address at which mail to such Person is undeliverable, or who has, for any other reason, failed to exercise dominion or control over or assert a right of ownership with respect to such Person's Interest or any dividends or interest payable with respect thereto.

     16.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties or Trust Beneficiaries at the following addresses (or at such other address for a party as shall be specified by written notice to the other parties which shall be effective upon receipt):

          (a) If to the Trust Beneficiaries, to the addresses of such Trust Beneficiaries as shown on the records of the Custodian,

             With copies, if an identical notice is sent to a substantial number of Trust Beneficiaries, to:

               New York State Department of Insurance
               25 Beaver Street
               New York, New York 10004
               Attn: Life Bureau

        (b) If to the Trustee:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890-1001
               Attn: Corporate Trust Administration

           With a copy to:

               Nixon Peabody LLP
               437 Madison Avenue
               New York, New York 10022
               Attn: Gordon Elicker, Esq.

        (c) If to the Custodian:

               ChaseMellon Shareholder Services, L.L.C.
               Overpeck Centre
               85 Challenger Road
               Ridgefield Park, New Jersey 07660
               Attn: General Counsel

           With a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P.
               734 15th Street, N.W.
               Washington, D.C. 20005
               Attn: Jeffrey A. Koeppel, Esq.

                                            MetLife Policyholder Trust Agreement

        (d)    If to the Company or the Holding Company:

               MetLife, Inc.
               One Madison Avenue
               New York, New York 10010-3690
               Attention: Corporate Treasurer

               With copies (which copies shall not constitute notice) to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Attn: Wolcott B. Dunham, Jr., Esq.,
                    James C. Scoville, Esq.
                    Sarah A.W. Fitts, Esq.

     16.6 Mailing to Trust Beneficiaries. (a) Notices and other communications to be mailed to Trust Beneficiaries under this Agreement may be sent by first class mail (or, if another mailing is contemporaneously being made to stockholders of the Holding Company, the same class mail as that mailing), Federal Express, UPS or other nationally-recognized courier service or, if the Trust Beneficiary has consented to distribution through electronic media, by e-mail or other electronic means. Any materials required or permitted to be mailed to a Trust Beneficiary under this Agreement may be mailed together with any other materials, notices or other communications to be sent to such Trust Beneficiary hereunder.

     (b) Notwithstanding anything to the contrary herein, the Custodian shall not be required to send a mailing to any Trust Beneficiary if it receives notice from the Holding Company that the Holding Company is unable to determine the proper address for such Trust Beneficiary pursuant to Section 14.2. In the case of an annual report or proxy statement, however, a mailing shall not be considered undeliverable unless at least two mailings by the Trustee, the Custodian, the Holding Company or the Company have been mailed to such Trust Beneficiary's address and have been returned as undeliverable, and if the Trust Beneficiary delivers or causes to be delivered to the Custodian written notice setting forth its then current address for Trust Beneficiary communication purposes, the Custodian's obligation to deliver a mailing under this Agreement shall be reinstated.

     16.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

     16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto regarding the subject matter of this Agreement. This Agreement supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter, all of which are specifically integrated into this Agreement, other than the Plan and the Trust Record Keeping Services Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth herein; and the parties hereto further acknowledge and agree that in entering into this Agreement they have not in any way relied and will not rely in any way on any of the foregoing not specifically set forth herein.

                                            MetLife Policyholder Trust Agreement